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                                                                 EXHIBIT 99.100




December 21, 1998



Board of Directors
CS Holdings International Inc.
Fourth Floor, One Capital Place
P. O. Box 847
Grand Cayman
Cayman Islands, British West Indies

Cooper Industries, Inc. hereby offers to purchase 345,000 Shares of Wyman-Gordon Company common stock ("W-G stock") at a per share price equal to the closing market price of a share of W-G stock on December 21, 1998, with the closing to take place at 5:00 p.m., Central time, on December 21, 1998.

Payment shall be in the form of a note maturing on February 26, 1999, with the interest being computed at 6% per annum on a 365-day basis.

Please indicate your acceptance of the above offer by signing and returning the duplicate copy of this letter enclosed herewith.

Yours truly,

/s/ Diane K. Schumacher

Diane K. Schumacher
Senior Vice President, General Counsel
   and Secretary

                                             Agreed and accepted this
                                             21st day of December 1998.

                                             CS HOLDINGS INTERNATIONAL INC.

                                             By:       /s/ E. Daniel Leightman
                                                 -----------------------------
                                             Name:     E. Daniel Leightman
                                             Title:    President